UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2015

AMERICAN DG ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34493	04-3569304
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 29, 2015, American DG Energy Inc., or the Company, entered into an exchange agreement, or the Exchange Agreement, with IN Holdings Corp., a holder of more than five percent of the Company’s common stock, or IN Holdings. In part, the Exchange Agreement provided that IN Holdings agreed to transfer to the Company 1,320,000 shares of the Company’s common stock, or the ADGE Shares, and that in exchange, the Company agreed to transfer to IN Holdings 1,320,000 shares of the common stock of EuroSite Power Inc., the Company’s majority owned subsidiary, or EuroSite, and such shares, the EuroSite Shares.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” concerning the exchange by the Company of the EuroSite Shares for the ADGE Shares held by IN Holdings is incorporated herein by reference. Such EuroSite Shares have not been registered under the Securities Act of 1933, as amended, in reliance on an exemption under Sections 3(a)(9) or (4)(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

See the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 4, 2015	AMERICAN DG ENERGY INC.
		By:	/s/ Gabriel Parmese
Gabriel Parmese Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exchange Agreement between the Company and IN Holdings Corp., dated January 29, 2015.